UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 9, 2020

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

Memorandum of Understanding and Stock Purchase Agreement with Jubilant Draximage Inc. dba Jubilant Radiopharma, Radiopharmaceuticals Division (“Jubilant”).

On August 9, 2020, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) entered into a binding memorandum of understanding (“MOU”) with Jubilant. The MOU outlines the terms and framework for a potential Exclusive License and Distribution Agreement (“ELDA”) for Navidea’s Tc99m-Tilmanocept Rheumatoid Arthritis diagnostic application (“TRA”) in the United States, Canada, Mexico, and Latin America.

In connection with the MOU, the Company entered into a Stock Purchase Agreement with Jubilant (the “Jubilant Stock Purchase Agreement”), pursuant to which Jubilant agreed to purchase $1.0 million in shares of the Company’s common stock (the “Transaction Shares”) in exchange for exclusivity of negotiations while due diligence efforts are completed. The investment was priced “at market,” which was the closing price of Navidea’s common stock on the NYSE American on the trading day immediately preceding the investment.

The MOU outlines certain terms that are expected to be included in the ELDA, including:

●

Jubilant to provide Navidea with an additional $19 million in the form of stock purchases and license fees, subject to the achievement of certain milestones, to be used to fund Navidea’s upcoming NAV3-32 (Phase 2B) and NAV3-33 (Phase 3) trials.

●	Jubilant will pay license fees and sales-based royalties to Navidea based on revenue generated from the sale of TRA in the licensed territory.

●

Jubilant will serve as the exclusive commercial and distribution partner for TRA in the United States, Canada, Mexico, and Latin America. Jubilant will be responsible for all commercialization efforts within the licensed territory.

The execution of the ELDA is subject to certain conditions, including negotiation of a definitive agreement in mutually acceptable form and Jubilant’s completion of its due diligence.

The offering and sale of common stock pursuant to the Jubilant Stock Purchase Agreement is being made pursuant to the Company’s shelf registration statement on Form S‑3 (Registration No. 333-222092), which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 27, 2017, including the prospectus contained therein, as well as prospectus supplements to be filed with the SEC relating to each such offering.

The foregoing description of the Jubilant Stock Purchase Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A copy of the opinion of Thompson Hine LLP relating to the legality of the issuance and sale of the Transaction Shares is attached as Exhibit 5.1 hereto.

A press release announcing, among other things, the transaction described above is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Thompson Hine LLP.

10.1	Stock Purchase Agreement, effective August 9, 2020, by and between Navidea Biopharmaceuticals, Inc. and Jubilant Radiopharma.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

99.1	Press Release, dated August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 11, 2020	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer